UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 7, 2021

Date of Report (Date of earliest event reported)

DBV Technologies S.A.

(Exact name of registrant as specified in its charter)

France	001-36697	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177-181 avenue Pierre Brossolette 92120 Montrouge France		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +33 1 55 42 78 78

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.10 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one- half of one ordinary share, nominal value €0.10 per share	DBVT	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

As of June 30, 2020, the last business day of its second fiscal quarter, DBV Technologies S.A. (the “Company”) determined that it no longer qualifies as a foreign private issuer. As a result, as of January 1, 2021, the Company is required to, among other things, (i) file periodic reports and registration statements on U.S. domestic issuer forms with the Securities and Exchange Commission and (ii) comply with U.S. proxy requirements with respect to solicitation materials, including those relating to the Company’s 2021 annual meeting of shareholders.

On January 7, 2021, the Company filed a press release announcing both the change in its U.S. reporting status and that the process implementing its previously announced global restructuring plan in France has been approved. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 7, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2021	DBV TECHNOLOGIES S.A.

	By:	/s/ Sébastien Robitaille
	Name:	Sébastien Robitaille
	Title:	Chief Financial Officer